Exhibit 16 (a)


                            Declaration Cash Account
                            Expense Table Calculation
                                December 31, 1997

$1,000 invested, no-load 5% annual return, 3.40% expense, $64 administrative service fee

5% - EXPENSE % - $64 = -4.80%


                                            Expense
 Year           Amounts       Average          %          Expense    Cumulative
--------------------------------------------------------------------------------

  1               1,000           976         9.80%            96          96
                    952

  2                 952           929         9.80%            91
                    906

  3                 906           885         9.80%            87         273
                    863

  4                 863           843         9.80%            83
                    822

  5                 822           803         9.80%            79         435
                    783

  6                 783           764         9.80%            75
                    745

  7                 745           727         9.80%            71
                    709

  8                 709           692         9.80%            68
                    675

  9                 675           659         9.80%            65
                    643

 10                 643           628         9.80%            61        775
                    612